THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). NO SALE OR DISPOSITION MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER SAID ACT OR AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER SATISFACTORY TO MAKER THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

<u>CONVERTIBLE PROMISSORY NOTE</u>

$3,144,514.00 December 31, 2008

FOR VALUE RECEIVED, the undersigned, ecoSolutions Intl ("Maker"), promises to pay to the order of William Patridge, (the "Payee"), the principal sum (including accrued interest) amount of Three Million One Hundred Forty-Four Thousand Five Hundred Fifteen and no/100 ($3,144,514.00), together with additional interest accrued thereon (calculated on the basis of a 365-day year) at a rate of Ten Percent (10.0%) per annum from the date hereof until this Note is paid in full. This convertible promissory note replaces promissory note #1004 dated December 31, 2007 for $2,168,535.00.

1. <u>Term and Conversion</u>. The principal (including accrued interest) of the Note is due as follows:

   June 30, 2009 - $200,000.00
   January 2, 2011 - $1,000,000.00
   January 2, 2012 - $1,000,000.00
   January 2, 2013 - $944,514.00

   Maker shall not pre-pay the Note without the consent of the Payee. At any time, Payee may elect at payee's sole discretion to convert any part or all of the Promissory Note plus accrued interest into shares of ecoSolutions Intl ("ECOI") at a conversion price of Fifty Cents ($0.50) per share. All interest payable on this Note will be accrued to the principal of the Note and paid upon either conversion of the Note into equity or upon repayment of the principal of the Note, at the Payee's discretion.

2. <u>Waiver</u>. Except as expressly provided herein, Maker, and each surety, endorser, guarantor and other party ever liable for the payment of any sum of money

payable on this Note, jointly and severally waive demand, presentment, protest, notice of non-payment, notice of intention to accelerate, notice of protest and any and all lack of due diligence or delay in collection or the filing of suit hereon which may occur.

3. Cumulative Right. No delay on the part of the holder of this Note in the exercise of any power or right under this Note shall operate as a waiver thereof, nor shall a single or partial exercise of any other power or right. Enforcement by the holder of this Note of any security for the payment hereof shall not constitute any election by it of remedies so as to preclude the exercise of any other remedy available to it.

4. Notices. Any notice or demand given hereunder by the holder hereof shall be deemed to have been given and received (i) when actually received by Maker, if delivered in person or by facsimile transmission, or (ii) if mailed, on the earlier of the date actually received or (whether ever received or not) three Business Days (as hereinafter defined) after a letter containing such notice, certified or registered, with postage prepaid, addressed to Maker, is deposited in the United States mail. The address of Maker is 295 East Main St., Suite #1, Ashland, OR 97520 or such other address, as Maker shall advise the holder hereof by certified or registered letter by this same procedure. "Business Day'" means every day which is not a Saturday, Sunday or legal holiday in Oregon.

5. Successors and Assigns. This Note and all covenants, promises and agreements contained herein shall be binding upon and inure to the benefit of the respective legal representatives, personal representative, devisees, heirs, successors and assigns of Payee and Maker.

6. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OREGON. IN CASE ANY ONE OR MORE OF THE PROVISIONS CONTAINED IN THIS NOTE SHALL FOR ANY REASON BE HELD TO BE INVALID, ILLEGAL OR UNENFORCEABLE IN ANY RESPECT, SUCH INVALIDITY, ILLEGALITY OR UNENFORCEABILITY SHALL NOT AFFECT ANY OTHER PROVISION HEREOF.

7. Default. Upon the occurrence of an Event of Default which is not cured by the Maker within twenty (20) days following Maker's receipt of written notice of the Event of Default, the holder of this Note may declare the sum of the unpaid principal balance hereof and the interest accrued hereon to be immediately due and payable. For purposes hereof, the following event shall constitute an "Event of Default":

(a) the Maker fails to pay any principal or interest on this Note when the same becomes due and payable hereunder, with the exception of the $200,000.00 payment due on June 30, 2009;

(b) the Maker (A) suffers the entry against it of a judgment, decree or order for relief by a Tribunal of competent jurisdiction in an involuntary proceeding commenced

under any applicable bankruptcy, insolvency or other similar Law of any jurisdiction now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended, or has any such proceeding commenced against it which remains undismissed for a period of thirty days; (B) commences a voluntary case under any applicable bankruptcy, insolvency or similar Law now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended; or applies for or consents to the entry of an order for relief in an involuntary case under any such Law; or makes a general assignment for the benefit of creditors; or admits in writing its inability to pay its debts as such debts become due; or takes corporate or other action to authorize any of the foregoing; (C) suffers the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of all or a substantial part of its assets in a proceeding brought against or initiated by it, and such appointment or taking possession is neither made ineffective nor discharged within thirty days after the making thereof, or such appointment or taking possession is at any time consented to, requested by, or acquiesced to by it; or (D) suffers the entry against it of a final judgment for the payment of money in excess of $500,000 (not covered by insurance satisfactory to the holder of this Note in its discretion), unless the same is discharged within thirty days after the date of entry thereof or an appeal or appropriate proceeding for review thereof is taken within such period and a stay of execution pending such appeal is obtained.

8. Attorneys' Fees and Costs. In the event an Event of Default shall occur, and in the event that thereafter this Note is placed in the hands of any attorney for collection, or in the event this Note is collected in whole or in part through legal proceedings of any nature, then and in any such case Maker promises to pay all costs of collection, including, but not limited to, reasonable attorneys' fees incurred by the holder hereof on account of such collection, whether or not suit is filed.

9. Headings. The headings of the sections of this Note are inserted for convenience only and shall not be deemed to constitute a part hereof.

Signature Page Follows

EXECUTED as of the day and year first above written.

MAKER:

By: ______________________
Name: Jane Emkes
Title: Chief Financial Officer

ecoSolutions Intl
295 East Main St, Suite 1
Ashland, OR 97520

PAYEE:

By: ______________________
Name: William Patridge

295 East Main St, Suite 1
Ashland, OR 97520